REII INCORPORATED AND SUBSIDIARY
	(A DELAWARE CORPORATION)
	Naples, Florida

	FINANCIAL REPORTS
	AT
	DECEMBER 31, 2001 AND 2000

REII INCORPORATED AND SUBSIDIARY
(A DELAWARE CORPORTION)
Naples, Florida


                               TABLE OF CONTENTS


Independent Auditors' Report                                    F-1

Consolidated Balance Sheets at December 31, 2001 and 2000       F-2

Consolidated Statements of Changes in Stockholders' Equity
  for the Years Ended December 31, 2001, 2000 and 1999          F-3

Consolidated Statements of Operations for the Years Ended
  December 31, 2001, 2000 and 1999                              F-4

Consolidated Statements of Cash Flows for the Years Ended
  December 31, 2001, 2000 and 1999                              F-5 - F-6

Notes to the Consolidated Financial Statements                  F-7-F-16
	INDEPENDENT AUDITORS' REPORTS




























To the Board of Directors
REII Incorporated and Subsidiary
(A Delaware Corporation)
Naples, Florida


    We have audited the accompanying consolidated balance sheets of REII Incorporated and Subsidiary as of December 31, 2001 and 2000, and the related consolidated statements of changes in stockholders' equity, operations and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the company's management.

    Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.
    An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of REII Incorporated and Subsidiary as of December 31, 2001 and 2000 and the consolidated results of their operations and their cash flows for each of the three years in the period ended
    December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.





/s/ Rotenberg & Co., llp

Rotenberg & Co., llp
Rochester, New York
  February 8, 2002

REII INCORPORATED AND SUBSIDIARY
(A DELAWARE CORPORATION)
Naples, Florida


CONSOLIDATED BALANCE SHEETS
_________________________________________________________________________
December 31,                                    2001            2000
__________________________________________________________________________

ASSETS

Revenue Producing Assets -
  Net of Accumulated Depreciation             $ 800,629      $ 1,219,018
Land Held for Investment                            ---           24,000
Cash and Cash Equivalents                        10,742           18,113
Other Current Assets                              3,183            7,216
Tenant Escrow Account                            51,067           34,098
Office Property and Equipment -
  Net of Accumulated Depreciation                 4,708            5,858
_________________________________________________________________________
Total Assets                                  $ 870,329      $ 1,308,303
_________________________________________________________________________

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Mortgages Payable - Banks                     $ 498,153       $  784,983
Mortgages Payable - Stockholder                 204,383          365,943
Accounts Payable and Accrued Expenses             8,202           17,546
Tenant Escrow Liability                          51,067           34,098
Due to Stockholder                               43,954           55,580
_________________________________________________________________________
Total Liabilities                               805,759        1,258,150
_________________________________________________________________________

Stockholders' Equity
Common Stock: $.001 Par; 20,000,000 Shares
              Authorized, 4,655,310 Shares
              Issued and Outstanding              4,655            4,655
Additional Paid-In Capital                      336,381          405,426
Deficit                                        (276,466)        (359,928)
_________________________________________________________________________
Total Stockholders' Equity                       64,570           50,153
_________________________________________________________________________
Total Liabilities and Stockholders' Equity    $ 870,329      $ 1,308,303
_________________________________________________________________________

REII INCORPORATED AND SUBSIDIARY
(A DELAWARE CORPORATION)

Naples, Florida


CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
_________________________________________________________________________
                                      Common
                                      Stock     Additional        Total
                                     $.001 Par  Paid-In       Stockholders'
                            Shares     Value    Capital  Deficit   Equity

Balance - January 1, 1999  4,655,310 $ 4,655   $ 336,381 (226,064) $114,972

Net Loss - 1999                  ---     ---         ---  (45,850) (45,850)
__________________________________________________________________________

Balance -December 31,1999  4,655,310   4,655     336,381 (271,914)  69,122

Acquisition of Subsidiary RENI   ---     ---      69,045      ---   69,045

Net Loss - 2000                  ---     ---     (88,014)     ---  (88,014)
__________________________________________________________________________

Balance-December 31,2000   4,655,310   4,655     405,426 (359,928)   50,153

Dissolution of Subsidiary - RENI ---     ---     (69,045)  68,811     (234)

Net Income - 2001                ---     ---      14,651             14,651
__________________________________________________________________________

Balance-December 31,2001   4,655,310 $ 4,655   $ 336,381 (276,466) $64,570
__________________________________________________________________________

REII INCORPORATED AND SUBSIDIARY
(A DELAWARE CORPORATION)
Naples, Florida

CONSOLIDATED STATEMENTS OF OPERATIONS
__________________________________________________________________________
Years Ended December 31,                    2001       2000         1999
__________________________________________________________________________
Revenues
Rental Income                           $ 145,195    $ 195,752  $ 115,714
Management Services                        14,431       17,535     25,252
Commissions                                16,275          ---      5,006
__________________________________________________________________________
Total Revenues                            175,901      213,287    145,972
__________________________________________________________________________
Expenses
Direct Expenses
Depreciation                               34,192       53,864     26,606
Interest                                   60,937      112,068     47,123
Real Estate Taxes and Insurance            30,880       34,021     23,868
Repairs and Maintenance                    14,046       35,485     15,492
Other Direct Expenses                       7,801       10,076      8,480
__________________________________________________________________________
Total Direct Expenses                     147,856      245,514    121,569
__________________________________________________________________________
General and Administrative Expenses
Depreciation and Amortization               2,141        2,093     19,804
Occupancy Expenses                         11,362        3,351     10,138
Other General and Administrative Expenses  24,842       33,175     40,446
__________________________________________________________________________
Total General and Administrative Expenses  38,345       38,619     70,388
__________________________________________________________________________
Total Expenses                            186,201      284,133    191,957
__________________________________________________________________________

Loss Before Other Income and (Expenses)  (10,300)      (70,846)   (45,985)
Other Income and (Expenses)
Interest and Other Income                    218           286        135
Gain on Sale of Land Held for
Investment Purposes                       41,174           ---        ---
Loss on Sale of Revenue Producing Assets (16,441)      (17,454)       ---
___________________________________________________________________________

Income (Loss) Before Provision for Taxes  14,651       (88,014)   (45,850)
Provision for Taxes                          ---           ---        ---
__________________________________________________________________________
Net Income (Loss)                       $ 14,651      $(88,014)  $(45,850)
___________________________________________________________________________

Weighted Average Number of
Common Shares Outstanding             4,655,310      4,655,310  4,655,310
Loss per Common Share - Basic and Diluted  0.00    $     (0.02)  $  (0.01)
__________________________________________________________________________

REII INCORPORATED AND SUBSIDIARY
(A DELAWARE CORPORATION)
Naples, Florida

CONSOLIDATED STATEMENTS OF CASH FLOWS
__________________________________________________________________________
Years Ended December 31,                 2001           2000        1999
__________________________________________________________________________
Cash Flows from Operating Activities
Net Income (Loss)                      $ 14,651     $ (88,014)   $ (45,850)
Adjustments to Reconcile Net Loss
to Net Cash Flows from Operating Activities:
Amortization                                ---           ---       17,867
Depreciation                             36,333        55,957       28,543
Loss on Sale of Revenue Producing Assets 16,441        17,454          ---
Gain on Sale of Land Held for Investment(41,174)          ---          ---

Changes in Assets and Liabilities:
Other Current Assets                      4,033         1,530       (3,328)
Accounts Payable and Accrued Expenses    (9,344)     $ 13,227       (1,393)
__________________________________________________________________________
Net Cash Flows from Operating Activities 20,940           154       (4,161)
__________________________________________________________________________

Cash Flows from Investing Activities
Acquisition of Office Equipment            (991)         (529)      (1,643)
Improvements to Income Producing
Properties                               (9,701)      (25,386)      (4,437)
Proceeds from Sale of Revenue
Producing Assets                         97,167       144,047          ---
Proceeds from Sale of Land
Held for Investment                      65,174           ---          ---
__________________________________________________________________________
Net Cash Flows from Investing
Activities                              151,649       118,132       (6,080)
__________________________________________________________________________
Cash Flows from Financing Activities
Mortgage Refinancing                        ---           ---       37,312
Repayment of Mortgages               $ (170,299)     (149,993)      (9,620)
Capital Contribution                        ---         3,545          ---
Change in Due to Stockholder             (9,661)       26,836       (3,005)
__________________________________________________________________________
Net Cash Flows from Financing
Activities                             (179,960)     (119,612)      24,687
__________________________________________________________________________
Net Increase (Decrease) in Cash
and Cash Equivalents                     (7,371)       (1,326)      14,446
Cash and Cash Equivalents -
Beginning of Year                        18,113        19,439        4,993
__________________________________________________________________________
Cash and Cash Equivalents -
End of Year                           $  10,742      $ 18,113     $ 19,439
__________________________________________________________________________

REII INCORPORATED AND SUBSIDIARY
(A DELAWARE CORPORATION)
Naples, Florida


CONSOLIDATED STATEMENTS OF CASH FLOWS - continued
__________________________________________________________________________
Years Ended December 31,                   2001         2000         1999
__________________________________________________________________________

SUPPLEMENTARY DISCLOSURES
__________________________________________________________________________

Interest Paid                           $ 63,935     $ 112,068    $ 47,123
Income Taxes Paid                       $    ---     $     ---    $    ---
__________________________________________________________________________

NON-CASH INVESTING AND FINANCING ACTIVITIES

Acquisition of Subsidiary - RENI:
with Bank Mortgage Financing            $     ---    $ 588,000     $   ---
with Stockholder Notes Payable                ---      322,000         ---
With Stockholder Capital Contribution         ---       65,500         ---
__________________________________________________________________________
Total                                   $     ---    $ 975,500     $   ---
__________________________________________________________________________

Disposal of Revenue Producing Assets:
Reduction of Bank Mortgage Financing $ 208,408 $ 316,638 $ --- Reduction of Mortgage
(Stockholder) Financing                 $  69,683    $     ---     $   ---
Net Book Value of Disposed
Revenue Producing Assets                $ 393,664    $ 478,767     $   ---
__________________________________________________________________________

REII INCORPORATED AND SUBSIDIARY
(A DELAWARE CORPORATION)
Naples, Florida

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
__________________________________________________________________________

Note A -Nature of Operations and Summary of Significant Accounting Policies
	Nature of Operations
	The business was incorporated on August 24, 1994 under the laws of the state of Delaware. The principal business activity is carried on through the wholly owned subsidiary, Ricketts Enterprises International, Inc. ("REI"), a Florida Corporation.
        REI is a duly licensed real estate corporation in the state of Florida and is presently active in the ownership, management, and sale of residential real estate in the states of Florida and Texas,

	Principles of Consolidation
	The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Ricketts Enterprises International, Inc. All significant intercompany balances and transactions have been eliminated in consolidation. The former wholly owned subsidiary, Ricketts Enterprises of Naples, Inc. ("RENI") was dissolved in 2001 as discussed in Note H.

	Segment Data, Geographic Information, and Significant Customers The Company operates in the rental real estate industry and receives rental revenues from third party tenants located in Florida and Texas. Approximately 85% of revenues are from rental operations, 15% from commissions and management fees, and less than 1% from interest and other income.

	Method of Accounting
	The Company maintains its books and prepares its financial statements on the accrual basis of accounting.

	Use of Estimates
	The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results can differ from those estimates.

	Concentrations of Credit Risk
	Financial instruments which potentially expose the Company to significant concentrations of credit risk consist principally of bank deposits and rents receivable. Cash is placed primarily in high quality short-term interest bearing financial instruments. The Company performs evaluations of its clients' financial condition and timely collection procedures on rents receivable.

REII INCORPORATED AND SUBSIDIARY
(A DELAWARE CORPORATION)
Naples, Florida

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
__________________________________________________________________________

Note A Nature Of Operations and Summary of Significant Accounting Policies Continued-
	Fair Value of Financial Instruments
	The carrying amounts of financial instruments including cash and cash equivalents, accounts receivable, and accounts payable approximated fair value as of December 31, 2001 and 2000 because of the relatively short maturity of these instruments.
        The carrying value of long-term debt,including the current portion, approximated fair value as of December 31, 2001 and 2000 based upon current market rates for the same or similar debt issues.

	Cash and Cash Equivalents
	Cash and cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less. The company maintains cash and cash equivalents at financial institutions which periodically may exceed federally insured amounts.

	Rents Receivable
        The Company performs evaluations of its clients' financial conditions and collectibility of rents receivable. No allowance for uncollectible accounts has been provided, as management believes that all accounts are collectible. Rents receivable are included in the balance sheet in other current assets.

	Revenue Producing Assets and Depreciation
	Revenue Producing Assets consist of land and buildings which are stated at cost, less the buildings' accumulated depreciation computed on the straight-line method over the estimated useful lives of 28 years.

        Renewals and improvements are charged to property accounts. Costs of maintenance and repairs that do not improve or extend asset lives are charged to expense. The cost of property retired or otherwise disposed of and the related accumulated depreciation are removed from the accounts.

	Long-Lived Assets
	The Revenue Producing Assets are considered long-lived assets and are reviewed for impairment in accordance with Statement of Financial Accounting Standard (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. In performing the review for recoverability, the Company estimates the future cash flows expected to result from the use of the assets and their eventual disposition in determining their fair value. When required, impairment losses on assets to be held and used are recognized based on the difference


REII INCORPRATED ANF SUBSIDIARY
(A DELAWARE CORPORATION)
Naples, Florida

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
___________________________________________________________________________

NOTE A Nature Of Operations and Summary Of Significant Accounting Policies -Continued between the fair value and the carrying amount of the assets.
      Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

In August 2001, the Financial Accounting Standards Board (FASB) issued SFAS
        No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which is effective for the Company on January 1, 2002. This Statement supercedes SFAS No. 121 and other related guidance.
        The Company is in the process of evaluating the financial statement impact of the adoption of SFAS No. 144, but it is not expected to have any material impact on the financial statements.

	Office Property, Equipment and Depreciation
	Office property and equipment are stated at cost, less accumulated depreciation computed using the straight line method over the estimated useful lives as follows:

		Office Equipment	5 - 10 Years
		Office Furniture	7 - 15 Years

        Maintenance and repairs are charged to expense. The cost of the assets retired or otherwise disposed of and the related accumulated depreciation are removed from the accounts.

	Organization Costs and Amortization
	Organization costs that were capitalized in 1995 from the acquisition of REI, the Company's wholly owned subsidiary, were written off to expense in 1999 in accordance with the American Institute of Certified Public Accountants' Statement of Position 98-5 on reporting the costs of start-up activities. The organization costs were formerly being amortized over five years. Amortization expense for the years ended December 31, 2001, 2000, and 1999 was $-0-, $-0-, and $17,867, respectively.

	Revenue Recognition
	Revenues from commissions and management services are recognized as services are rendered. Revenues from rental properties are recognized monthly based on agreed upon payments in month-to-month or one year term lease agreements.

REII INCORPORATED AND SUBSIDIARY
(A DELAWARE CORPORATION)
  Naples, Florida

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
___________________________________________________________________________

Note A. Nature of Operations and Summary of Significant Accounting Policies Continued-

      Net Loss Per Common Share
      Net loss per common share is computed in accordance with SFAS No. 128, Earnings Per Share. Basic earnings per share is calculated by dividing net loss available to common stockholders by the weighted average number of common shares outstanding for each period. Diluted earnings per share are identical to basic earnings per share for the periods presented since the Company has no stock options, warrants, or convertible securities.

      Income Taxes
      The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes," using the asset and liability approach, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of such assets and liabilities. This method utilizes enacted statutory tax rates in effect for the year in which the temporary differences are expected to reverse and gives immediate effect to changes in income tax rates upon enactment. Deferred tax assets are recognized, net of any valuation allowance, for temporary differences and net operating loss and tax credit carryforwards. Deferred income tax expense represents the change in net deferred assets and liability balances. The Company had no material deferred tax assets or liabilities for the periods presented.

      Recently Enacted Accounting Standards
      During June 2001, the FASB issued SFAS No. 142, Accounting for Goodwill and Other Intangibles, which specifies that goodwill and some intangible assets will no longer be amortized, but instead will be subject to periodic impairment testing. This pronouncement is effective for the Company beginning January 1, 2002. The Company is in the process of evaluating the impact of the adoption of SFAS No. 142, but does not anticipate any material impact on the financial statements. The new standard may impact the Company's future financial statements in the event that there are future business acquisitions.

      Reclassifications
      Certain amounts in the prior year financial statements have been reclassified to conform with the current year presentation.

REII INCORPORATED AND SUBSIDIARY
(A DELAWARE CORPORATION)
Naples, Florida


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
__________________________________________________________________________

Note B -	Revenue Producing Assets
	Revenue Producing Assets consisted of the following:
__________________________________________________________________________
December 31,                                2001              2000
__________________________________________________________________________

Land                                      $ 110,620      $   143,770
Apartment Buildings                         790,365        1,158,715
Building Improvements                        36,502           31,724
__________________________________________________________________________
                                          $ 937,487      $ 1,334,209
Less:  Accumulated Depreciation             136,858          115,191
__________________________________________________________________________

Net Revenue Producing Assets              $ 800,629      $ 1,219,018
__________________________________________________________________________

Depreciation expense for the years ended December 31, 2001, 2000, and 1999 was $34,192, $53,864, and $26,606, respectively.

Note C -	Office Property and Equipment
	Office property and equipment are recorded at cost and consisted ofthe following:
__________________________________________________________________________
December 31,                                 2001              2000
__________________________________________________________________________

Office Equipment                           $ 13,652          $ 12,661
Office Furniture                              7,644             7,644
__________________________________________________________________________
                                           $ 21,296          $ 20,305
Less:  Accumulated Depreciation              16,588            14,447
__________________________________________________________________________

Net Office Property and Equipment         $   4,708          $  5,858
__________________________________________________________________________

Depreciation expense for the years ended December 31, 2001, 2000, and 1999 was $2,141, $2,093, and $1,937, respectively.

REII INCORPORATED AND SUBSIDIARY
(A DELAWARE CORPORATION)
Naples, Florida

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
__________________________________________________________________________
Note D -	Mortgages Payable
	Mortgages payable to banks consisted of the following:
__________________________________________________________________________
December 31,                                   2001              2000
__________________________________________________________________________

Midland Mortgage Company
Mortgage on property located at
4603 Orchard Lane in Naples, Florida.
Paid in full.                                    ---             21,033

Fleet Mortgage Group
Mortgage on property located at
5238-40 Hardee Street in Naples, Florida.
Paid in full.                                    ---             17,663

Chase Manhattan Mortgage Corporation
Mortgage on property located at
5450 Hardee Street in Naples, Florida.
Paid in full.                                    ---             34,480

Washington Mutual Bank
Mortgage on property located at
5326 Jennings Street in Naples, Florida,
due March 2029, payable in monthly payments
of $319 including principal and interest
at the bank's index plus 2.90% (effective
rate of 6.988% at December 31, 2001).
Mortgage was formerly privately held by an
independent third party and was refinanced
in April 2000.                                   45,807          46,270

Mortgage on property located at
5330 Jennings Street in Naples, Florida,
due March 2029, payable in monthly payments
of $350 including principal and interest
at the bank's index plus 2.90% (effective
rate of 6.988% at December 31, 2001).
Mortgage was formerly privately held by an
independent third party and was refinanced
in April 2000.                                   44,716         45,249

Mortgage due on property located at
5247-49 24th Avenue SW in Naples, Florida,
due January 2029, payable in monthly payments
of $508 including principal and interest at
the bank's index plus 2.50% (effective rate
of 6.588% at December 31, 2001).                 74,817         75,609

REII INCORPORATED AND SUBSIDIARY
(A DELAWARE CORPORATION)
Naples, Florida

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
_______________________________________________________________________

NOTE D. Mortgages Payable-Continued
_______________________________________________________________________
December 31,                                      2001           2000
_______________________________________________________________________

Washington Mutual Bank-Continued

Mortgage due on property located at
1110 SE 9th Court in Cape Coral, Florida,
due January 2029, payable in monthly payments
of $360 including principal and interest at
the bank's index plus 2.50% (effective rate of
6.588% at December 31, 2001).                    52,971         53,537

Washington Mutual Bank - continued

Mortgage due on property located at
1009 SE 9th Avenue in Cape Coral, Florida,
due January 2029, payable in monthly
payments of $388 including principal and
interest at the bank's index plus 2.50%
(effective rate of 6.588% at December 31, 2001).  $ 57,117     $ 57,722

Mortgage due on property located at
205 SW 33rd Street in Cape Coral, Florida,
due January 2029, payable in monthly payments
of $418 including principal and interest at
the bank's index plus 2.45% (effective rate of
6.538% at December 31, 2001).                       61,997       62,658

Mortgage due on property located at
222 Willoughby Drive in Naples, Florida,
due January 2029, payable in monthly payments
of $689 including principal and interest
at the bank's index plus 2.45% (effective
rate of 6.538% at December 31, 2001).              102,056      103,146

Mortgage on property located at
2620 Santa Barbara Boulevard in Naples,
Florida.  Paid in full upon sale of
property in 2001.                                      ---      104,266

Mortgage on property located at
2700 Santa Barbara Boulevard in Naples, Florida.
Paid in full upon sale of property in 2001.            ---      104,266

                                         -continued-

Mortgage due on property located at
1743 54th Street SW in Naples, Florida,
due February 2030, payable in monthly
payments of $407 including principal and interest
at the bank's index plus 2.85% (effective rate
of 7.245% at December 31, 2001).                    58,672       59,084
_________________________________________________________________________
Total Mortgages Payable - Banks                  $ 498,153    $ 784,983
_________________________________________________________________________



REII INCORPORATED AND SUBSIDIARY
(A DELAWARE CORPORATION)
Naples, Florida

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
_________________________________________________________________________

Note D -	Mortgages Payable - continued
	Mortgages payable to stockholder consisted of the following:
_________________________________________________________________________
December 31,                                          2001         2000
_________________________________________________________________________

Garfield Ricketts
Mortgage due on property located at
5247-49 24th Avenue SW in Naples, Florida,
payable in monthly payments of $253 including
principal and interest at 7%.  Balloon payment
is due January 2004.                                $ 36,833	 $ 37,271

Mortgage due on property located at
1110 SE 9th Court in Cape Coral, Florida,
payable in monthly payments of $229 including
principal and interest at 7%.  Balloon payment
is due January 2004.                                   33,364      33,758

Mortgage due on property located at
1009 SE 9th Avenue in Cape Coral, Florida,
payable in monthly payments of $201 including
principal and interest at 7%.  Balloon payment
is due January 2004.                                   29,272      29,621

Mortgage due on property located at
205 SW 33rd Street in Cape Coral, Florida,
payable in monthly payments of $208 including
principal and interest at 7%.  Balloon payment
is due January 2004.                                   30,338      30,700

Mortgage due on property located at
222 Willoughby Drive in Naples, Florida,
payable in monthly payments of $339 including
principal and interest at 7%.  Balloon payment
is due January 2004.                                   49,438      50,021
                                 F-14

REII INCORPORATED AND SUBSIDIARY
(A DELAWARE CORPORATION)
Naples, Florida

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
________________________________________________________________________
Note D. Mortgages Payable
_________________________________________________________________________
December 31,                                           2001         2000
_________________________________________________________________________
Garfield Ricketts-Continued

Mortgage on property located at
2620 Santa Barbara Boulevard in Naples, Florida.
Paid in full upon sale of property in 2001.               ---      44,762

Mortgage on property located at
2700 Santa Barbara Boulevard in Naples, Florida.
Paid in full upon sale of property in 2001.               ---      44,762

Mortgage due on property located at
1743 54th Street SW in Naples, Florida,
due February 2030, payable in monthly payments
of $178 including principal and interest at 7.5%.      $ 25,138  $ 25,365

Mortgage on property located at
1051 Fifth Avenue North in Naples, Florida.
Property was transferred back to stockholder
upon dissolution of the RENI subsidiary.                    ---    69,683
__________________________________________________________________________
Total Mortgages Payable - Stockholder                  $ 204,383 $365,943
__________________________________________________________________________

	Aggregate annual maturities of mortgages for the five years succeeding December 31, 2001 and thereafter are as follows:

     2002        2003       2004       2005       2006      Thereafter
__________________________________________________________________________
   $ 10,858    $ 11,352  $ 183,791   $ 10,162   $ 10,869     $ 475,504
__________________________________________________________________________

	Interest expense for the years ended December 31, 2001, 2000, and 1999 was $60,937, $112,068, and $47,123, respectively.

Note E -	Related Party Transactions
	The Company rents the office building for its corporate headquarters located in Naples, Florida for $575 per month, based on a month-to-month agreement, from Garfield Ricketts, a 62% stockholder.
        The Company had acquired the office building in March 2000, with the acquisition of the subsidiary, Ricketts Enterprises of Naples, Inc. The building was then transferred back to the stockholder upon dissolution of the subsidiary in 2001. Rent expense for the years ended December 31, 2001, 2000, and 1999 was $6,900, $1,065, and
        $6,900, respectively, and is included in occupancy expenses.


REII INCORPORATED AND SUBSIDIARY
(A DELAWARE CORPORATION)
Naples, Florida

NOTEE TO CONSOLIDATED FINANCIAL STATEMENTS
___________________________________________________________________________

Note E Continued

        The Company provides real estate management services for Garfield Ricketts, a 62% stockholder, which includes the collection of rents for his personal rental properties and the disbursement of related expenses. The Company receives 10% of the gross rents collected for this service. Amounts received in 2001, 2000, and 1999 were $6,925, $6,353, and $16,235, respectively.
        Due to Stockholder represents amounts owed to Garfield Ricketts for collection of rents on his personal properties.

Note F -	Income Taxes
	The Company has approximately $150,203 of net operating loss carryforwards for federal tax purposes as of December 31, 2001, which are available to offset future taxable income and expire during the years 2012 through 2020.

Note G -	Disposal of Land Held for Investment
	In the third quarter of 2001, the Company sold the three parcels of land held for investment. The cost basis of the properties was $24,000. The gain on sale of the land in the amount of $41,174 is reported in the Other Income and Expenses component of continuing operations in the consolidated statement of operations.

Note H -	Dissolution of Subsidiary
        RENI, the Company's former wholly owned subsidiary was dissolved in 2001. The subsidiary was originally acquired in 2000 for the purpose of acquiring revenue producing assets consisting of six residential properties and one commercial office property. Three of the residential properties were sold to independent third parties in the fourth quarter of 2000. Two of the residential properties were sold to independent third parties in the first quarter of 2001. In 2001,the net assets of the remaining residential property were transferred to REI and the net assets of the commercial office property located at 1051 Fifth Avenue North in Naples, Florida were transferred back to Garfield Ricketts, a 62% stockholder. The net loss on the disposal of the revenue producing assets in the amount of $16,441 is reported in the Other Income and Expenses component of continuing operations in the consolidated statement of operations.

                                     F-16